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                            ASYST CORPORATION

                      Condensed Financial Statements

                              April 30, 1999

                           Mantyla McReynolds
                      A Professional Corporation
                          5872 South 900 East
                               Suite 250
                       Salt Lake City, UT 84121


Independent Accountants' Report

To the Directors and Shareholders
Asyst Corporation

     The accompanying condensed balance sheet of Asyst Corporation, as of April 30, 1999, and the related condensed statements of operations and cash flows for the periods ended April 30, 1999, and April 30, 1998, were not audited by us and accordingly, we do not express an opinion on them.


June 10, 1999                       Mantyla McReynolds

                               Asyst Corporation
                            Condensed Balance Sheet
                                  (Unaudited)

ASSETS



                                                             April 30, 1999

Current Assets

   Marketable Securities available for sale                      $6,593

          Total Current Assets                                    6,593

              TOTAL ASSETS                                       $6,593


LIABILITIES AND STOCKHOLDERS' DEFICIT


Current Liabilities

     Accounts payable                                             $737
     Interest payable                                            4,052
     Note payable                                               66,430

          Total Current Liabilities                             71,219

Stockholders' Deficit

     Common stock                                                  600

     Additional paid in capital                                290,242

     Accumulated deficit                                      (355,468)

          Total Stockholders' Deficit                          (64,626)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $6,593



See accompanying notes and Independent Accountants' report
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                           Asyst Corporation
                  Condensed Statements of Operations
                              (Unaudited)



                                           For the Three     For the Three
                                           Months Ended      Months Ended
                                           April 30, 1999    April 30, 1998


Revenues                                      $-0-               $-0-

Operating expense                              -0-                7,430

Operating Loss                                 -0-               (7,430)

Interest expense                               1,043                -0-

Net Loss                                     $(1,043)           $(7,430)

Net Loss per Share                            $(0.01)            $(0.01)

Weighted Average Number of Shares Outstanding  599,994         50,000,000


See accompanying notes and Independent Accountants' report

                                 Asyst Corporation
                        Condensed Statements of Operations
                                    (Unaudited)




                                            For the Nine     For the Nine
                                            Months Ended     Months Ended
                                            April 30, 1999   April 30, 1998


Revenues                                    $-0-              $-0-

Operating expense                            -0-               24,521

Operating loss                               -0-              (24,521)

Interest expense                             3,132             -0-

                                            (3,132)            -0-

Net Loss                                   $(3,132)          $(24,521)

Net Loss per Share                         $(0.01)           $(0.01)

Weighted Average Number of
 Shares Outstanding                         599,994            50,000,000


See accompanying notes and Independent Accountants' report

                               Asyst Corporation
                        Condensed Statements of Cash Flows
                                   (Unaudited)



                                        For the Three         For the Three
                                        Months Ended          Months Ended
                                        April 30, 1999        April 30, 1998

Cash Flows Used for Operating Activities:

  Net Loss                                   $(1,043)          $(7,430)

  Adjustments to reconcile net loss to
   net cash used for operating activities:
  Depreciation                                                   1,099

  Increase in current liabilities              1,043             6,331

Net Cash Flows Used for Operating Activities     -0-               -0-

Net Increase (Decrease) in Cash                  -0-               -0-

Beginning Cash Balance                           -0-             3,466

Ending Cash Balance                             $-0-            $3,466


See accompanying notes and Independent Accountants' report

                             Asyst Corporation
                    Condensed Statements of Cash Flows
                                (Unaudited)



                                                For the Nine     For the Nine
                                                Months Ended     Months Ended
                                                April 30, 1999   April 30, 1998

Cash Flows Used for Operating Activities:

  Net Loss                                         $(3,132)        $(24,521)

  Adjustments to reconcile net loss to
   net cash used for operating activities:

  Depreciation                                       -0-              3,296

  Increase in current liabilities                    2,740           21,225

Net Cash Flows Used for Operating Activities          (392)            -0-

Net Increase (Decrease) in Cash                       (392)            -0-

Beginning Cash Balance                                 392            3,466

Ending Cash Balance                                  $ -0-           $3,466


See accompanying notes and Independent Accountants' report

                             Asyst Corporation
                   Notes to Condensed Financial Statements
                              April 30, 1999


PRELIMINARY NOTE

The accompanying condensed consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the
Securities and Exchange Commission.   Certain information and disclosures
normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-SB for the year ended July 31, 1998.

ORGANIZATION

Asyst Corporation [formerly known as Ad Systems, Inc.] incorporated under the laws of the State of Utah on August 27, 1984. Effective March 31, 1995, Asyst Corporation sold all of the Company's assets [net of related liabilities], including the right to use the name Ad Systems, Inc., to a Colorado-based company. Ad Systems, Inc. filed Articles of Amendment with the Utah Division of Corporations and Commercial Code officially changing its name to Asyst Corporation on July 6, 1995.

STOCK SPLITS

In December of 1998, the Board of Directors of the Company resolved to forward split, five (5) for one (1), the outstanding common shares of the corporation. This split was to be effective May 6, 1998, one day before a 500 for one reverse split, which was previously reported. The net effect of these two splits is a 100 for one reverse split of common shares outstanding on May 7, 1998. The forward split was made to prevent giving effect to the large number of fractional shares originally created in the reverse split. These splits did not affect the par value of common stock which remains at $.001. The Board of Directors authorized and directed the officers of the Company to file articles of amendment to the Articles of Incorporation increasing the authorized common shares to 50,000,000, at $.001 par value.

The Board further resolved to repeal and void the 20,000 post-split common shares issued to World Wireless Communications, Inc. in June of 1998. The Company then authorized and directed the issuance of 100,000 post-split common shares to World Wireless Communications, Inc., effective June 6, 1998.
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